EXHIBIT 10.35
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                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 28th day of August, 2000, by and between Heartsoft, Inc., a Delaware corporation (the "Company"), and Rodger Graham ("Employee"). This Agreement hereby supersedes any other employment agreements or understandings, written or oral, between the Company and Employee.

         1. EMPLOYMENT AND DUTIES.

                  1.1 The Company hereby employs Employee as its Chief Financial Officer. As such, Employee shall have responsibilities, duties and authority reasonably accorded to and expected of a Chief Financial Officer. Employee hereby accepts this employment upon the terms and conditions herein contained and, subject to Section 1.2, agrees to devote his full working time, attention and efforts to promote and further the business of the Company.

                  1.2 Employee's services will be rendered exclusively to Company during the term hereof. Employee shall not, during the term of his employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage. The foregoing limitations shall not be construed as prohibiting Employee from making personal investments in such form or manner as will neither require his services in the operation or affairs of the companies or enterprises in which such investments are made.

         2. COMPENSATION. For all services rendered by Employee, the Company shall compensate Employee as follows:

                  2.1 Base Salary. The annual base salary payable to Employee shall be a base salary of not less than $100,000 ("Base Salary"), payable on a regular basis in accordance with the Company's standard payroll procedures.

                  2.2  Bonus.  In  addition,   Employee  shall  be  entitled  to
participate in such bonus plans as are established by the Company's Board of Directors from time to time.

                  2.3 Other Benefits. Employee shall be entitled to receive additional benefits from the Company in such form and to such extent as specified below:

                           (a) Coverage for Employee under  retirement,  401(k),
or health, hospitalization, dental and other insurance plans or other employee benefit or welfare plans, that the Company may have in effect from time to time and makes available to its employees generally;

                           (b)  Reimbursement  for all business travel and other
out-of-pocket expenses reasonably incurred by Employee in the performance of his services pursuant to this

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Agreement.  All  reimbursable  expenses  shall be  appropriately  documented  in reasonable detail by Employee upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy;

                           (c) Four weeks annual paid  vacation  (pro-rated  for
any year in which Employee is employed for less than the full year). Employee will acquire no rights to accrued vacation benefits based on allocated vacation not taken while this Agreement is in effect; and

                           (d) An automobile allowance of $400 per month.

         3. PLACE OF PERFORMANCE. The Employee's job location will be at Company's offices in the Tulsa, Oklahoma metropolitan area.

         4. TERM; TERMINATION; RIGHTS ON TERMINATION. The term of this Agreement will commence on August 28, 2000 and will continue until terminated as provided below. This Agreement and Employee's employment may be terminated in any one of the following ways:

                  (a) Death. The death of Employee shall immediately terminate the Agreement; provided any Base Salary and earned benefits to the date of death will be paid to Employee's estate, legal representative or other beneficiary.

                  (b) Disability. The Company will make efforts to reasonably accommodate Employee as required by applicable state or federal disability laws. However, the parties irrefutably presume that, given Employee's position, it would be an undue hardship to the Company if Employee is absent for more than three (3) consecutive months. Therefore, if as a result of incapacity due to physical or mental illness or injury, Employee shall have been absent from his full-time duties hereunder for three (3) consecutive months, then thirty (30) days after receiving written notice (which notice may occur before or after the end of such three (3) month period, but which shall not be effective earlier than the last day of such three (3) month period), the Company may terminate Employee's employment hereunder provided Employee is unable to resume his full-time duties at the conclusion of such notice period. In the event this Agreement is terminated as a result of Employee's disability, Employee shall receive from the Company, a payment equal to the amount of the Base Salary due through the end of the month of termination due within ten (10) days of the effective date of termination.

                  (c) Good Cause. The Company may terminate the Agreement after written notice to Employee for Good Cause, which shall be: (i) Employee's material breach of this Agreement; (ii) the Employee's failure to adhere to any written Company policy if the Employee has been given a reasonable opportunity to comply with such policy or cure his failure to comply (which reasonable opportunity must be granted during the ten-day period preceding termination of this Agreement); (iii) the appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company; (iv) the misappropriation (or attempted misappropriation) of any of the Company's funds or property; (v) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no

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contest with respect to, a felony,  the equivalent  thereof,  or any other crime with respect to which imprisonment is a possible punishment; or (vi) chronic alcohol abuse or chronic illegal drug abuse by Employee. If the Company desires to terminate Employee's employment for Good Cause, the Company shall deliver to Employee a written notice (which shall be in addition to any notice and opportunity to cure provided for above) which shall indicate the specific provisions of this Agreement relied upon by the Company and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis of termination for Good Cause under the provision so relied upon (a "Notice of Intended Termination for Good Cause"). Any proposed termination for Good Cause shall be effective only upon approval and adoption of a resolution by the affirmative vote of the Company's Board of Directors then in office at a meeting duly of the Board called and held for the purpose finding that the Employee committed the actions specified in the Notice of Intended Termination for Good Cause. Any such meeting shall be held following the delivery of the Notice of Intended Termination for Good Cause and at a time calculated to provide reasonable notice to the Employee. The Employee, together with Employee's counsel, shall be entitled to be heard before the Board at such meeting. In the event of a termination for Good Cause, as enumerated above, Company will pay Employee, in lieu of any other payment, Employee's Base Salary and earned benefits to the effective date of termination.

                  (d) Without Cause. At any time after the commencement of employment, the Company may, without cause, terminate this Agreement and Employee's employment hereunder, effective ninety (90) days after written notice is provided to Employee. Employee may only be terminated without cause by the Company during the Term hereof if such termination is approved by the Company's Board of Directors. Should Employee be terminated by the Company without cause, Employee shall receive from the Company, in a lump-sum payment due on the effective date of termination, an amount equal to six (6) months of his base salary then in effect which six month period shall be measured from when written notice is provided to Employee.

                  (e) Termination by Employee Without Cause. Employee may terminate his employment with the Company upon ninety (90) days prior written notice to the Company. If Employee resigns or otherwise terminates his employment, Company will pay Employee, in lieu of any other payment, Employee's Base Salary that has actually accrued to the date of termination.

                  (f) Termination by Employee for Good Reason. Employee may terminate his employment hereunder for "Good Reason." As used herein, "Good Reason" shall mean the continuance or failure to cure of any of the following after thirty (30) days' prior written notice by Employee to the Company, specifying the basis for such Employee's having Good Reason to terminate this
Agreement:

                           (i)  The   assignment   to  Employee  of  any  duties
materially and adversely inconsistent with the position of chief financial officer of the Company;

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                           (ii)  The  failure  by  the  Company  to  permit  the
Employee (a) to participate in any bonus or other cash or equity incentive compensation plan, program or arrangement made generally available to the senior executive officers of the Company and (b) to have performance goals, if applicable, and target bonus or other incentive awards under any such plan program or arrangement that are reasonable in relation to the performance goals and awards established for the other participating executive officers;

                           (iii)  The  failure  by the  Company  to  permit  the
Employee to participate in any retirement plan or arrangement or any insurance or other welfare benefit plan or arrangement made generally available to the senior executive officers of the Company on a basis reasonable in relation to the basis on which the other executive officers of the Company are eligible to participate;

                           (iv)  The  relocation  of the  site  from  which  the
Employee is to perform his principal duties or relocation of the Company's principal executive offices to any place outside of the Tulsa, Oklahoma metropolitan area; or

                           (v) The failure by the surviving or successor  entity
in any merger, consolidation, reorganization or similar transaction in which the Company is not the surviving entity to assume or otherwise be liable for the obligations of the Company under this Agreement.

In the event of any dispute with respect to the termination by the Employee for Good Reason, such dispute shall be resolved pursuant to the provisions of
Section 11.5 below. In the event that it is determined that Good Reason did exist, the Company shall pay all amounts and damages to which Employee may be entitled as a result of such breach, including interest thereon and all reasonable legal fees and expenses and other costs incurred by Employee to enforce his rights hereunder. Should Employee terminate his employment for Good Reason, Employee shall receive from the Company, in a lump-sum payment due on the effective date of termination, six (6) months of his base salary at the rate then in effect.

                  (g) Effect of Termination. Upon termination of this Agreement all rights and obligations of the Company and of Employee under this Agreement shall cease as of the effective date of termination, except that obligations under paragraphs 5, 6, 7, 8, 9, 11.5, 11.7 and 11.8 herein shall survive such termination in accordance with their terms.

         5. SEVERANCE PAYMENT ON CHANGE OF CONTROL. In the event that (i) a "change in control" (as hereinafter defined) of the Company occurs and (ii) either Employee's employment is terminated, Employee is assigned duties materially and adversely inconsistent with the position of chief financial officer of the Company or Employee is asked to move, or the Company's principal executive offices are relocated, outside of the Tulsa, Oklahoma metropolitan area, then Employee shall receive from Company a lump-sum payment equal to one year's base salary at the rate then in effect. The payment shall be made to Employee fifteen (15) days after written notice to Company from Employee of his entitlement to the lump-sum payment described herein.

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         A "Change in Control" of the Company  shall have occurred if, after the effective date of the Plan, (i) an Acquiring Person (other than the Company, any subsidiary, any employee benefit plan of the Company or of any subsidiary, or any person or entity organized, appointed or established by the Company or any subsidiary for or pursuant to the terms of any such plans), alone or together with its Affiliates and Associates, shall become the beneficial owner of more than fifty percent (50%) of the voting power of the capital stock of the Company then outstanding, and (ii) the Continuing Directors no longer constitute a majority of the Board.

         "Acquiring Person" means any person (any individual, firm, corporation or other entity) who or which together with all Affiliates and Associates, shall be the beneficial owner of more than fifty percent (50%) of the Company's Common Stock. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). "Continuing Director" means (i) any individual who is a member of the Board, while such individual is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate and was a member of the Board prior to the occurrence of the Change in Control date, or (ii) any successor of a Continuing Director, while such successor is a member of the Board, and who is not an Acquiring Person, or an Affiliate or Associate, and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

         6. BUSINESS RECORDS. All business records prepared or utilized by Employee in providing services will, at all times, remain the property of the Company.

         7. NON-SOLICITATION OF CUSTOMERS AND VENDORS. Employee agrees that during the continuance in force of this Agreement and for a period of one (1) year following the termination of this Agreement, Employee will not, without the prior written consent of Company identifying such customer or vendor, directly or indirectly, personally, or as principal, agent, employee, shareholder, partner, consultant or trustee of any company, firm, enterprise or business, solicit, sell, call upon or otherwise contact any customer or vendor of Company or any subsidiary or affiliate of Company or any person who has been in contact with Company or any subsidiary or affiliate of Company with respect to their business, for the purpose of selling and providing the same or similar services provided or offered by Company or any subsidiary or affiliate of Company to such customers, vendors or prospective customers and vendors. In addition for the same time period, Employee will not be employed by, extend financial or business assistance to or handle patronage for any company, firm, enterprise or business which solicits, sells, calls upon or otherwise contacts such customers, vendors or prospective customers and vendors for the purpose of selling the same or similar products or services provided or offered by Company to such persons. The identity of customers, vendors or prospective customers and vendors of Company and its subsidiaries and affiliates shall be determined as of the time of termination of this Agreement.

         8. CONFIDENTIALITY. Employee agrees to regard and preserve as confidential at all times during his employment with the Company and thereafter all Confidential Information (as defined below) pertaining to the Company's business that has been or may be obtained by

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Employee  in the  course of his  employment  with  Company  whether  he has such information in his memory or in writing or other physical form. Employee will not, without written authority from Company to do so, use for his benefit or purposes, or disclose to others for any reason, either during the term of his employment hereunder or thereafter, except as required by the conditions of his employment hereunder, any Confidential Information connected with the business of Company. This provision shall not apply after the Confidential Information has been voluntarily disclosed to the public, independently developed and disclosed by others, or otherwise enters the public domain through lawful means.

                  For purposes of this Agreement, "Confidential Information" shall mean any information relating to the business of Company or any of its subsidiaries or affiliates that has not previously been publicly released by duly authorized representatives of Company and shall include (but shall not be limited to) Company information encompassed in all plans, proposals, computer programs, business, marketing and sales plans and strategies, financial information, costs, research information, pricing information, customer and vendor identity, records, files and information, and all methods, concepts, information, knowledge and ideas reasonably related to the business of Company.

         9. INDEMNIFICATION. In the event Employee is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company against Employee), by reason of the fact that he is or was performing services under this Agreement, the Company shall indemnify Employee against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Employee in connection therewith. In the event that both Employee and the Company are made a party to the same third-party action, complaint, suit or proceeding, the Company agrees to engage competent legal representation, and Employee agrees to use the same representation, provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing Employee, Employee may engage separate counsel and the Company shall pay all reasonable attorneys' fees of such separate counsel. Further, while Employee is expected at all times to use his best efforts to faithfully discharge his duties under this Agreement, Employee shall not be held liable to the Company for errors or omissions made in good faith where Employee has not exhibited willful and/or deliberate malfeasance or performed criminal and fraudulent acts which damage the business of the Company.

         10. NO PRIOR AGREEMENTS. Employee hereby represents and warrants to the Company that the execution of this Agreement by Employee and his employment by the Company and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity. Further, Employee agrees to indemnify the Company for any claim, including, but not limited to, attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any non-competition agreement, invention or secrecy agreement between Employee and such third party which was in existence as of the date of this Agreement.

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         11.      MISCELLANEOUS.

                  11.1 Assignment; Binding Effect. Employee understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience and skills. Employee agrees, therefore, he cannot assign all or any portion of his performance under this Agreement. Subject to the preceding, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

                  11.2 Complete Agreement. This Agreement is not a promise of future employment. Employee has no oral representations, understandings or agreements with the Company or any of their respective officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Employee and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

                  11.3 Notice. All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

                  To the Company:   Heartsoft, Inc.
                                    3101 N. Hemlock Circle
                                    Broken Arrow, OK  74012
                                    Attn: Benjamin Shell, Chairman

                  To Employee:      Rodger Graham
                                    11234 S. Franklin
                                    Jenks, OK  74037


If personally delivered, such communication shall be deemed delivered upon actual receipt. If electronically transmitted pursuant to this Section, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this Section, such communication shall be deemed delivered upon receipt, and if sent by U.S. mail pursuant to this Section, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of

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the date of such failure or refusal.  Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section.

                  11.4 Severability; Headings. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The section headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

                  11.5 Resolution of Disputes

                  (a) Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or the negotiation hereof or entry hereunto or any contract or agreement entered into pursuant hereto or the performance by the parties of its or their terms shall be settled by binding arbitration held in Tulsa, Oklahoma, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this Section 11.5. This Section 11.5 shall be construed and enforced in accordance with the Federal Arbitration Act, notwithstanding any other choice of law provision in this Agreement. Notwithstanding the foregoing:

                           (i) Any party hereto may, in its discretion, apply to
a court of competent jurisdiction for equitable relief. Such an application shall not be deemed a waiver of the right to compel arbitration pursuant to this
Section 11.5.

                  (b) Arbitrators. The panel to be appointed shall consist of three neutral arbitrators mutually acceptable to the parties.

                  (c) Procedures. The arbitrators shall allow such discovery as the arbitrators determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within one hundred twenty (120) days after the selection of the arbitrators. The arbitrators shall give the parties written notice of the decision, with the reasons therefor set out, and shall have thirty (30) days thereafter to reconsider and modify such decision if any party so requests within ten (10) days after the decision.

                  (d) Authority. The arbitrators shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys fees and expenses in such manner as is determined to be appropriate by the arbitrators.

                  (e) Entry of Judgment. Judgment upon the award rendered by the arbitrators may be entered in any court having in personam and subject matter jurisdiction. Company and Employee hereby submit to the in personam jurisdiction of the Federal and State courts in Tulsa, Oklahoma, for the purpose of confirming any such award and entering judgment thereon.

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                  (f) Confidentiality.  All proceedings under this Section 11.5, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties and by the arbitrators.

                  (g) Continued Performance. The fact that the dispute resolution procedures specified in this Section 11.5 shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith, subject to any rights to terminate this Agreement that may be available to any party.

                  (h) Tolling. All applicable statutes of limitation shall be tolled while the procedures specified in this Section 11.5 are pending. The parties will take such action, if any, required to effectuate such tolling.

                  11.6 Governing Law. This Agreement shall in all respects be construed according to the laws of the State of Delaware (including conflicts of laws principles).

                  11.7 Counterparts. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

                  11.8 Attorneys' Fees. In the event of any litigation or arbitration arising under or in connection with this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees as determined by the court or arbitration panel, as the case may be. Each party to this Agreement represents and warrants that it has been represented by counsel in the negotiation and execution of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     COMPANY:

                                     Heartsoft, Inc.
                                     a Delaware corporation


                                     /s/ Benjamin Shell
                                     -------------------------------------------
                                     By:  Benjamin Shell, Chairman and President


                                    EMPLOYEE:

                                    /s/ Rodger Graham
                                    --------------------------------------------
                                    Rodger Graham


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